As filed with the Securities and Exchange Commission on February 2, 1994

                                                    Registration No. 33-33449


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________


                              HARLEY-DAVIDSON, INC.
             (Exact name of registrant as specified in its charter)



         Wisconsin                                            39-1382325
   (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

   3700 West Juneau Avenue
    Milwaukee, Wisconsin                                           53208
 (Address of principal executive offices)                       (Zip Code)


                  Harley-Davidson, Inc. 1986 Stock Option Plan
                                       and
                  Harley-Davidson, Inc. 1988 Stock Option Plan
                            (Full title of the plans)


                            Timothy K. Hoelter, Esq.
                              Harley-Davidson, Inc.
                             3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208
                                 (414) 342-4680
            (Name, address and telephone number, including area code,
                              of agent for service)

                                    Copy to:
                             Patrick G. Quick, Esq.
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-5367
                                 (414) 271-2400

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in
   Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Documents by Reference.

          The following documents filed with the Commission by Harley-Davidson, Inc. (the "Company") are hereby incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

          (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1992, including the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 1993, June 27, 1993 and September 26, 1993.

          (c)  The description of the Company's common stock contained in
   Item 4 of the Registration of Securities of Certain Successor Issuers on Form 8-B, dated June 21, 1991 (the "Form 8-B"), File No. 1-10793, including any amendments or reports filed for the purpose of updating such description.

          (d) The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Preferred Stock Purchase Rights Registration Statement on Form 8-A, Registration No. 1-9183, dated
   August 31, 1990, as supplemented by the Amendment to the Rights Agreement, attached as Exhibit 4.8 to the Form 8-B, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of filing of this Post-Effective Amendment No. 1 to the Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Item 4.     Description of Securities.

          Not applicable.

   Item 5.     Interests of Named Experts and Counsel.

          Not applicable

   Item 6.     Indemnification of Directors and Officers.

          The Harley-Davidson, Inc. 1986 Stock Option Plan and the Harley-Davidson, Inc. 1988 Stock Option Plan (the "Plans") provide that, in addition to such other rights of indemnification as they may have as members of the Board of Directors of the Company (the "Board"), or the Human Resources Committee (the "Committee"), the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be part by reason of any action taken or failure to act under or in connection with the Plans or any option granted thereunder ("Option"), and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

          Article V of the Company's By-Laws requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company. The Company shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company. The rights to indemnification granted under the By-Laws shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses to which a Director, Officer or employee may be entitled under any written agreement, Board resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and advance of expenses by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the corporation would be obligated to indemnify or advance expenses to such Director, Officer or employee under this paragraph.

          The Company maintains a liability insurance policy for its directors and officers which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.     Exemption from Registration Claimed.

          Not applicable.

   Item 8.     Exhibits.

   4.1(a)      1986 Stock Option Plan (incorporated herein by reference to
               Exhibit 10.9 to the Company's Registration Statement on Form S-1 (Registration No. 33-5871))

   4.1(b) 1988 Stock Option Plan (incorporated herein by reference to Annex A to the Company's 1988 Proxy Statement (File No. 1-
               9183))

   4.2         Restated Articles of Incorporation of the Company
               (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-B dated June 24, 1991 (File No. 1-10793 (the "Form 8-B"))

   4.3 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 8-B)

   4.4 Form of Certificate of Designation relating to Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Form 8-B)

   4.5 Form of Rights Agreement between the Company and First Wisconsin Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1990 (File No. 1-9183))

   4.6 First Amendment to Rights Agreement, dated as of June 21, 1991 by and between First Wisconsin Trust Company, as Trustee, Harley-Davidson, Inc. (a Delaware corporation and predecessor) and H-DI Corp. (a Wisconsin corporation and successor) (incorporated herein by reference to Exhibit 4.8 to the Form 8-B)

   5 Opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations)

   23.1 Consent of Simpson Thacher & Bartlett (a partnership which includes professional corporations) (contained in Exhibit 5)

   23.2        Consent of Ernst & Young, Independent Auditors

   24 Power of Attorney relating to subsequent amendments (included on the signature page to this Post-Effective Amendment No. 1 to the Registration Statement)

   Item 9.     Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 1st day of February, 1994.

                                        HARLEY-DAVIDSON, INC.


                                        By   RICHARD F. TEERLINK
                                             Richard F. Teerlink
                                             President and Chief Executive
                                             Officer

   Each person whose signature appears below constitutes and appoints Richard
   F. Teerlink, James L. Ziemer, James M. Brostowitz and Timothy K. Hoelter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on February 1, 1994.

          Name                               Title



    RICHARD F. TEERLINK               President, Chief Executive Officer
    Richard F. Teerlink               (Principal Executive Officer) and
                                      Director

    JAMES L. ZIEMER                   Vice President and Chief Financial
    James L. Ziemer                   Officer (Principal Financial Officer)


    JAMES M. BROSTOWITZ               Vice President, Controller and
    James M. Brostowitz               Treasurer (Principal Accounting
                                      Officer)

    VAUGHN L. BEALS, JR.              Chairman and Director
    Vaughn L. Beals, Jr.


    BARRY K. ALLEN                    Director
    Barry K. Allen


    WILLIAM F. ANDREWS                Director
    William F. Andrews


    ________________________________  Director
    Frederick L. Brengel


    RICHARD G. LeFAUVE                Director
    Richard G. LeFauve


    ________________________________  Director
    James A. Norling


    DONALD A. JAMES                   Director
    Donald A. James


    WILLIAM B. POTTER                 Director
    William B. Potter


    RICHARD HERMON-TAYLOR             Director
    Richard Hermon-Taylor

                                  EXHIBIT INDEX

   EXHIBIT                                                    SEQUENTIAL PAGE
   NUMBER                EXHIBIT DESCRIPTION                      NUMBER


   4.1(a) 1986 Stock Option Plan (incorporated herein by
          reference to Exhibit 10.9 to the Company's
          Registration Statement on Form S-1 (Registration
          No. 33-5871))                                               ---

   4.1(b) 1988 Stock Option Plan (incorporated herein by
          reference to Annex A to the Company's 1988 Proxy
          Statement (File No. 1-9183))                                ---

   4.2    Restated Articles of Incorporation of the Company
          (incorporated herein by reference to Exhibit 3.1
          to the Company's Registration Statement on Form
          8-B dated June 24, 1991 (File No. 1-10793
          (the "Form 8-B"))                                           ---

   4.3    By-Laws of the Company (incorporated herein by
          reference to Exhibit 3.2 to the Form 8-B)                   ---

   4.4    Form of Certificate of Designation relating to Series
          A Junior Participating Preferred Stock (incorporated
          herein by reference to Exhibit 3.3 to the Form
          8-B)                                                        ---

   4.5    Form of Rights Agreement between the Company and
          First Wisconsin Trust Company, as Rights Agent
          (incorporated herein by reference to Exhibit 4.6
          to the Company's Quarterly Report on Form 10-Q for
          the period ended September 30, 1990 (File No. 1-9183))      ---

   4.6    First Amendment to Rights Agreement, dated as of
          June 21, 1991 by and between First Wisconsin Trust
          Company, as Trustee, Harley-Davidson, Inc.
          (a Delaware corporation and predecessor) and H-DI Corp.
          (a Wisconsin corporation and successor) (incorporated
          herein by reference to Exhibit 4.8 to the Form 8-B)         ---

   5      Opinion of Simpson Thacher & Bartlett (a partnership
          which includes professional corporations)*                  ---

   23.1   Consent of Simpson Thacher & Bartlett (a partnership
          which includes professional corporations) (contained
          in Exhibit 5)*                                              ---

   23.2   Consent of Ernst & Young, Independent Auditors

   24     Power of Attorney relating to subsequent amendments
          (included on the signature page to this Post-Effective
          Amendment No. 1 to the Registration Statement)              ---

   _______________

     *  Previously filed.